Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, California 90502


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held November 26, 2001


	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Farmers Bros. Co. will be held at the main office of the Company located at 20333 South Normandie Ave., Torrance, California, on Monday, November 26, 2001 at 10:00 o'clock a.m., Pacific Standard Time, for considering and acting upon the following:

	1.	The election of a board of six directors to serve until the next
Annual Meeting or until their successors are duly elected and qualify;

2. Approval of the appointment of Ernst & Young, LLP as the independent public accountants of Farmer Bros. Co. for the fiscal year ending June 30, 2002;

	3.	Approval of the amendment and restatement of the Company's
Articles of Incorporation; and

	4.	Any and all other matters that may properly come before the
meeting or any adjournment thereof.

	Only holders of common stock of record at the close of business on October 10, 2001 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

	MANAGEMENT HOPES YOU WILL ATTEND THE MEETING, BUT IF YOU CANNOT BE THERE, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.



							John E. Simmons,
							Secretary and Treasurer





Torrance, California
November      , 2001

Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, California 90502

PROXY STATEMENT

	This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of proxies from holders of common stock of Farmer Bros. Co., a California corporation (hereinafter referred to as the "Company") for the Annual Meeting of Shareholders of the Company to be held at 20333 South Normandie Avenue, Torrance, California on Monday, November 26, 2001 at 10:00 o'clock a.m., Pacific Standard Time, and for any adjournment thereof.

	The cost of soliciting proxies by the Board will be borne by the Company. Such solicitation will be made primarily by mail. In addition, certain directors, officers or regular employees of the Company may solicit proxies by telephone or other device or in person.

	The mailing of proxy materials will commence on or about November 2, 2001. The Company will request known nominees to forward proxy materials to the beneficial owners of the Company's shares.

	On the October 3, 2001 record date, the Company had outstanding 1,926,414 shares of common stock. The Company has no other class of securities outstanding. Only holders of shares of common stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof, and each such holder present or represented at the meeting will be entitled to one (1) vote for each share of common stock held. In electing directors a shareholder may not cumulate his or her vote.

	Shares of common stock represented by proxies received will be voted:
(1) unless authority is withheld, for the election of the nominees listed on page 4 as directors; (2) unless otherwise specified, for approval of the appointment of Ernst & Young LLP as the Company's independent public accountants for the ensuing year; and (3) unless otherwise specified, for approval of the amendment and restatement of the Company's Articles of Incorporation. In the event that one or more of said nominees should become unavailable to serve as a director for any reason, the proxy holders will vote the shares for such other person, if any, as shall be designated by the Board of Directors.

	Any proxy delivered in the form enclosed may be revoked by the person executing it at any time prior to the voting thereof.

OWNERSHIP OF COMMON STOCK

Principal Shareholders

	The following are all persons known to management who own beneficially more than 5% of the Company's common stock (as of October 15, 2001):


                           Amount and Nature    Percent
Name and Address of            of Beneficial       of
  Beneficial Owner              Ownership (1)    Class

Roy F. Farmer                 835,035 shares (2)  43.35%
c/o Farmer Bros. Co.
20333 South Normandie Ave.
Torrance, California 90502

Catherine E. Crowe            203,430 shares (3)  10.56%
c/o Farmer Bros. Co.
20333 South Normandie Ave.
Torrance, California 90502

Franklin Mutual Advisers,LLC  187,488 shares (4)   9.73%
51 John F. Kennedy Parkway
Short Hills, NJ 07078
Attn: Bradley Takahashi

(1) Sole voting and investment power unless indicated otherwise in following footnotes.
(2) Includes 171,041 shares owned outright by Mr. Farmer and his wife as trustees of a revocable living trust, 662,121 shares held by various trusts of which Mr. Farmer is sole trustee, for the benefit of family members, 1,849 shares owned by his wife in which Mr. Farmer disclaims any beneficial interest and 24 shares beneficially owned by Mr. Farmer through the Company's Employee Stock Ownership Plan ("ESOP"), rounded to the nearest whole share.
(3) Excludes 9,900 shares held by trusts for Mrs. Crowe's benefit. Mr. Farmer is sole trustee of said trusts and said shares are included in his reported holdings.

(4) According to a Schedule 13G filed with the Securities and Exchange Commission dated November 21, 2000 by Franklin Mutual Advisers, LLC ("Franklin"), Franklin on that date beneficially owned 187,488 shares (9.73%). Franklin is reported to have sole voting and investment power over these shares pursuant to certain Investment Advisory contracts with one or more record shareholders, which advisory clients are the record owners of the 187,488 shares.



Management Shareholdings

	The following sets forth the beneficial ownership of the common stock of the Company by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group:





                      Number of Shares and Nature
Name                  of Beneficial Ownership (1)  Percent of Class

Roy F. Farmer         (See "Principal Shareholders," supra)
Guenter W. Berger     524(2)                         *
Lewis A. Coffman      15(3)                          *
Roy E. Farmer         38,235(4)                       1.98%
John M. Anglin        None                           -
Kenneth R. Carson     274(5)                         *
John E. Simmons       386(6)                         *
John H. Merrell       None                           -
All directors and exec                        874,46945.39%
    officers as a group (8 persons)


(1) Sole voting and investment power unless indicated otherwise in following footnotes.

(2) Held in trust with voting and investment power shared by Mr. Berger and his wife, includes 24 shares beneficially owned by Mr. Berger through the Company's ESOP, rounded to the nearest whole share.

(3)  Voting and investment power shared with spouse.

(4) Includes 4,000 shares owned outright by Mr. Farmer, 34,211 shares held by various trusts of which Mr. Farmer is sole trustee and 24 shares beneficially owned by Mr. Farmer through the Company's ESOP, rounded to the nearest whole share. Excludes 21,218 shares held in a trust of which Roy F. Farmer is sole trustee (reported under Roy F. Farmer's name under "Principal Shareholders," supra) and of which Roy E. Farmer is the beneficiary.

(5) Includes 24 shares beneficially owned by Mr. Carson through the Company's ESOP, rounded to the nearest whole share.

(6) Voting and investment power shared with spouse, includes 24 shares beneficially owned by Mr. Simmons through the Company's ESOP, rounded to the nearest whole share.

*   Less than 1%.

PROPOSAL ONE:

ELECTION OF DIRECTORS

	Six directors are to be elected at the meeting, each to serve for the ensuing year and until his successor is elected and qualifies. All of the nominees are presently directors of the Company. All of the present directors except Mr. Merrell were elected to their current term by the shareholders. Mr. Merrell was appointed by the Board of Directors to fill a vacancy. All of the nominees have consented to be named and have indicated their intent to serve if elected. None of the nominees is a director of any other publicly-held company. The names of the nominees for election as directors are set forth below, and the following information is furnished with respect to them:

Name            Age  Served as a Director  Principal Occupation
                     Continuously Since    for the Last Five Years

Roy F. Farmer (1)  85  1951  Chairman and Chief Executive Officer
Roy E. Farmer      49  1993  President and Chief Operating Officer
Guenter W. Berger  64  1980  Vice President - Production
Lewis A. Coffman   82  1983  Retired (formerly Vice President - Sales)
John M. Anglin(2)  54  1985  Partner in Law Firm of Walker, Wright, Tyler
                              & Ward, LLP, Los Angeles, California
John H. Merrell    57  2001  Partner in Accounting Firm of Hutchinson
                              and Bloodgood LLP, Glendale, California

(1)  Roy F. Farmer is the father of Roy E. Farmer.

(2)  Walker, Wright, Tyler & Ward, LLP provides legal services to the
Company.


Recommendation:

	Your Board of Directors recommends a vote "FOR" approval of the election of all nominees named above.


PROPOSAL TWO:

APPROVAL OF PUBLIC ACCOUNTANTS

	Subject to the approval of the shareholders, the firm of Ernst & Young LLP has been appointed by the Board as the Company's independent public accountants for the fiscal year ending June 30, 2002, subject to the Board's right to change firms should it deem such a change to be in the best interests of the Company. Ernst & Young LLP was retained in 1997 as the Company's independent public accountants. It has no direct financial interest or any material indirect financial interest in the Company or its subsidiaries. During the past three years, it has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

	A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires to do so.

Recommendation:

	Your Board of Directors recommends a vote "FOR" approval of the appointment of Ernst & Young LLP.

PROPOSAL THREE:

AMENDMENT AND RESTATEMENT OF
ARTICLES OF INCORPORATION

	It is proposed that the Company's Articles of Incorporation, now consisting of long-form Articles of Incorporation from 1976 and several amendments, be consolidated into a new form of Amended and Restated Articles of Incorporation to facilitate handling and compliance with governmental filing requirements. No substantive changes are entailed. A copy of the proposed Amended and Restated Articles of Incorporation is attached as Appendix 1.

Recommendation:

	Your Board of Directors recommends a vote "FOR" approval of the amendment and restatement of the Company's Articles of Incorporation.


OTHER MATTERS

Voting Requirements

	Under the California General Corporation Law and the Company's Bylaws, the nominees receiving the highest number of votes will be elected as directors of the Company. The approval of the independent public accountants requires the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. The approval of the amendment and restatement of the Company's Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote. A quorum consisting of a majority of the outstanding shares of common stock must be present at the meeting in person or by proxy to transact business. Votes will be counted by those persons appointed to act as inspectors of the election. Abstentions and broker non-votes will not be counted as voted either "for" or "against" any matter but will be counted in determining whether a quorum exists.

Director Meetings

	The Board met four times during fiscal 2001. Roy F. Farmer attended two of the four meetings. No director receives fees or expense reimbursements for his or her attendance at the meetings, except Mr. Anglin who was paid an hourly fee of $285 for each Board and committee meeting attended. Effective July 1, 2001 each director who is not a Company employee will receive an annual retainer fee of $10,000 and the additional sum of $1,000 for each board meeting and committee meeting (if not held in conjunction with a board meeting). A director also will receive reimbursement of travel expenses from outside the greater Los Angeles area to attend a meeting.

Compensation Committee Report

	The Compensation Committee, comprised of Messrs. Anglin, Coffman and Merrell, met once in fiscal 2001. The Compensation Committee makes all determinations with respect to executive compensation and administers the Company's Incentive Compensation Plan.

	!  Compensation Philosophy and Objectives

	The Committee believes that once base salaries of executive officers are established at competitive levels, increases should generally reflect cost of living changes and that individual performance should be rewarded by bonuses or other incentive compensation awards. The Committee believes that most of the officers will be incentivized to a greater degree by such a program.

	!  Chief Executive Officer Compensation

	In 1999 the Committee obtained a competitive compensation study prepared by Ernst & Young LLP relating to Roy F. Farmer's compensation. The study concluded that the total direct compensation paid to CEO's of companies deemed comparable by Ernst & Young LLP was in the range of $669,700 to $1,444,000. The term "total direct compensation", as used in the Ernst & Young LLP study, does not include retirement benefits (including pension plans, 401(k) plans, deferred compensation plans and supplemental retirement plans or split-dollar life insurance programs) typically provided to CEO's of successful companies. The Committee determined that the retirement benefits provided to Mr. Farmer were well below those provided to CEO's of comparable companies.

	The Committee determined that Roy F. Farmer's salary for the fiscal year ended June 30, 2001, excluding the award under the Company's Incentive Compensation Plan (see below), be $1,000,000. This represents no change from fiscal 2000.

	!  Incentive Compensation Plan

	The Company made awards under its Incentive Compensation Plan (the "Plan") for fiscal 2001 to all executive officers. The Committee felt that awards were justified in light of the Company's performance in 2001.

	Under the provisions of the Plan, a percentage of the Company's annual pre-tax income is made available for cash or deferred awards. The percentage varies from three percent of pre-tax income over $14 million to six percent of pre-tax income of $24 million or more. Amounts available for awards but not awarded are carried forward. The pool available for awards for fiscal 2001 under the Incentive Compensation Plan was in excess of $14 million. Of the available pool, the Committee awarded a total of $1 million of which $450,000 was awarded to Roy F. Farmer, the Company's Chief Executive Officer, and $550,000 in toto was awarded to the other executive officers.

	The award to Roy F. Farmer is payable in five annual installments commencing upon retirement. The unpaid balance of the award is payable upon death. Under the terms of the Plan, the unpaid balance of deferred awards is increased by a growth factor keyed to the Company's average return on invested funds. Under Plan provisions, the unpaid portion of deferred awards is forfeited in the event the recipient engages in activities competitive with the Company or is guilty of malfeasance.

	In making the award to Roy F. Farmer, the Committee was motivated primarily by the earnings achieved by the Company in 2001 and Mr. Farmer's substantial contribution to those earnings.

					John M. Anglin
					Lewis A. Coffman
					John H. Merrell


Audit Committee Report
	Messrs. Anglin, Coffman and Merrell constitute the Audit Committee. The Audit Committee met four times in fiscal 2001. All of the present members of the Audit Committee are independent as defined by the applicable NASDAQ rules. The functions of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is attached as Appendix 2. For fiscal 2001, the Audit Committee has reviewed and discussed the Company's audited financial statements with management, has discussed with the independent accountants the matters required to be discussed by SAS 61, has received the written disclosure and the letter from the independent accountants required by Independence Standards Board Standard No.1 and has discussed with the independent accountants the independent accountants' independence, and based on the foregoing review and discussions, approved the inclusion of the audited financial statements in the Company's report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission.

					John M. Anglin
					Lewis A. Coffman
					John H. Merrell

Audit and other Fees Paid to Independent Accountants

	The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $128,000.

Financial Information Systems Design and Implementation Fees

During the year ended June 30, 2001, Ernst & Young LLP did not provide the Company with any services related to financial information systems design and implementation.

All Other Fees

The Company estimates that the aggregate fees for all other services rendered by Ernst & Young, LLP during the year ended June 30, 2001 were $287,500. These fees consist mainly of $77,500 relating to pension plan audits and consultation on accounting matters, and $210,000 relating to review of the Company's tax returns and tax consulting. The Audit Committee has considered the effect of providing these services on the independence of Ernst & Young LLP.



Summary Compensation Table

	The following table sets forth all remuneration paid to the Chief Executive Officer and the four other most highly compensated officers whose total compensation during the last fiscal year exceeded $100,000, for services in all capacities to the Company and its subsidiaries.


                                Annual
Name and Principal   Fiscal   Compensation         Other Annual  All Other
 Position            Year     Salary   Bonus(2)  Compensation Compensation(1)


ROY F. FARMER           2001 $1,000,000   $450,000 $           $117,348 (3)
Chairman and CEO        2000 $1,000,000   $500,000 $           $104,721 (3)
                        1999 $1,000,000 $3,500,000 $           $ 88,154 (3)

ROY E. FARMER           2001   $309,000   $300,000 $           $
President and COO       2000   $302,933   $250,000 $                 $343
                        1999   $252,542   $250,000 $  44,800 (4)     $305

GUENTER W. BERGER       2001   $224,149   $100,000 $           $
Vice President, Produ   2000   $221,561   $100,000 $                 $520
                        1999   $215,951   $100,000 $   4,340 (4)     $470

KENNETH R. CARSON       2001   $197,080    $75,000 $           $
Vice President, Sales   2000   $194,805    $75,000 $                 $331
                        1999   $189,503    $75,000 $   5,908 (4)     $306

JOHN E. SIMMONS         2001   $178,849    $75,000 $           $
Treasurer               2000   $175,114    $75,000 $                 $166
                        1999   $169,447    $75,000 $   5,600 (4)     $153

(1) Except as stated in footnote (3) the amount shown represents the dollar value of the benefit to the executive officer for the years shown under the Company's executive life insurance plan.

(2) Awarded under the Company's Incentive Compensation Plan. The awards for fiscal 2001 were based primarily upon the Company's earnings achieved that year. Roy F. Farmer's award has been deferred until death or retirement. The awards to the other officers were paid currently (See "Compensation Committee Report" supra.).

(3) The amount shown for Roy F. Farmer represents P.S. 58 costs of the two split-dollar life insurance policies purchased pursuant to the prior employment agreement with Mr. Farmer (see footnote (1), supra) plus the dollar value of the benefit to him under the Company's executive life insurance plan.

(4) Compensation element of purchase of shares from the Company at a price below market on the date of purchase.
DRAFT #5 FOR DISCUSSION PURPOSES ONLY

Retirement Plan

	The following table shows estimated annual benefits payable under the Company's retirement plan upon retirement at age 62 to persons at various average compensation levels and years of credited service based on a straight life annuity. The retirement plan is a contributory defined benefit plan covering all non-union Company employees. The following figures assume that employee contributions (2% of annual gross earnings) are made throughout the employees' first five years of service and are not withdrawn. After five years of participation in the plan, employees make no further contributions. Benefits under a predecessor plan are included in the following figures. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $135,000 or the average of the employee's highest three years of compensation.


Annualized Pension Compensation
for Highest 60 Consecutive Months      Credited Years of Service
in Last Ten Years of Employment      20      25      30      35

$100,000                          $30,000 $37,500 $45,000 $52,500
 125,000                           37,500  46,875  56,250  65,625
 150,000                           45,000  56,250  67,500  76,750
 170,000                           51,000  63,750  76,500  89,250
 200,000                           51,000  63,750  76,500  89,250
 250,000                           51,000  63,750  76,500  89,250



	The earnings of executive officers by which benefits in part are measured consist of the amounts reportable under "Annual Compensation" in the Summary Compensation Table less certain allowance items (none in 2001).

	Credited years of service through December 31, 2000 were as follows:
Guenter W. Berger - 36 years; Roy E. Farmer - 24 years; Kenneth R. Carson - 35 years; John E. Simmons - 19 years. After 37 years of credited service, Roy F. Farmer began receiving maximum benefits during fiscal 1988.

	The above straight life annuity amounts are not subject to deductions for Social Security or other offsets. Other payment options, one of which is integrated with Social Security benefits, are available.

Compensation Committee Interlocks and Insider Participation

	The Compensation Committee (the "Committee") is comprised of John M. Anglin, a director, Lewis A. Coffman, a director and retired executive officer of the Company, and John H. Merrell, a director.

                               Comparison of Five-Year Cumulative Total
Return*
                               Farmer Brothers Co., Russell 2000 Index And
Value
                               Line Food Processing Index
                               (Performance Results Through 6/30/01)



                  1996     1997     1998     1999     2000     2001
Farmer Brothers Co.   100.00    93.58   179.46   154.10   135.48   177.27
Russell 2000 Index    100.00   116.33   135.09   136.26   153.99   150.64
Food Processing       100.00   148.25   200.06   191.81   199.12   242.51

Assumes $100 invested at the close of trading 6/30/96 in Farmer Brothers Co. common stock, Russell 2000 Index, and Food Processing.
*Cumulative total return assumes reinvestment of dividends.
                                         ource:  Value Line,Inc.
Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.


	CLOSING DATE FOR PROPOSALS BY SHAREHOLDERS

	Proposals of shareholders intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be submitted, in writing, to the Secretary of the Company no later than June 27, 2002.

Compliance with Section 16(a) of the Exchange Act

	Based on a review of filings received by it and a representation from Company officers and directors, the Company believes that all filing requirements applicable to Company officers and directors were met for fiscal 2001.

Other Business

	Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.


					By Order of the Board of Directors
					John E. Simmons
					Secretary and Treasurer


October        , 2001


APPENDIX 1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF

FARMER BROS. CO.


The undersigned certify that:

1.	They are the president and the secretary, respectively, of Farmer Bros.
Co., a California corporation.

2. The Articles of Incorporation of the corporation are hereby amended and restated to read as follows:

"FIRST:  The name of this corporation is Farmer Bros. Co.

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in the State of California of the corporation's agent for service of process is:

Corporation Service Company -
The Prentice Hall Corporation System, Inc.
2730 Gateway Oaks Drive, Suite 100
Sacramento, CA 95833

FOURTH: The total number of shares of stock which the Corporation is authorized to issue shall be Three Million (3,000,000) shares, all of which shall be designated as common stock.

FIFTH:
Section 1.	The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Section 2.	The corporation is authorized to provide indemnification of
agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California corporations Code, subject only to the limits set forth in Section 204(a)(11) of the California Corporations Code with respect to actions for breach of duty to the corporation or its shareholder. The corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and /or the policy mustmeet one of the conditions set forth in
Section 317, as amended.

Section 3.	Any repeal or modification of the foregoing provisions of this
Article FIFTH by the shareholders of the corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification."

3. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the board of directors.

4.	The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Section 902, of the California Corporations Code. The total number of outstanding shares of the corporation is 1,926,414. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth herein are true and correct of our own knowledge.


DATED:
ROY E. FARMER, President




JOHN E. SIMMONS, Secretary



APPENDIX 2

Farmer Bros. Co.

	AUDIT COMMITTEE CHARTER


Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom, by June 2001, are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outsides counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.




Farmer Bros. Co. Audit Committee Charter (continued)

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

* The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

* The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

* The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

* The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.



Your Board of Directors recommends a vote "FOR" approval of items 1, 2 and 3.

Item 1.		ELECTION OF DIRECTORS

Nominees:
	Roy F. Farmer
	Roy E. Farmer
	Guenter W. Berger
	Lewis A. Coffman
	John M. Anglin
	John H. Merrell

 	   FOR ALL		WITHHELD FOR ALL






WITHHELD FOR: (write that nominee's name on the
	Discretionary authority is conferred as to matters for space provided below)
	which a grant of such authority is proper.






Item 2.		APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2002


	  FOR	 AGAINST	 ABSTAIN









Item 3.		APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S
ARTICLES OF INCORPORATION


	  FOR	 AGAINST	 ABSTAIN










Signature(s):
	Date:
	Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.